Mission Produce Unveils Five-Year Financial Targets and Strategies at 2026 Investor Day
Targets mid-single-digit organic sales growth and 300 basis points of margin expansion over the next five years
Introduces 2035 ambition to double sales and triple Adjusted EBITDA
Strategy designed to support high-single-digit to double-digit annual shareholder returns over time

OXNARD, Calif., Oct. 8, 2026 (GLOBE NEWSWIRE) -- Mission Produce, Inc. (NASDAQ: AVO) (“Mission” or “the Company”), a world leader in sourcing, producing, and distributing fresh Hass avocados, today is hosting its 2026 Investor Day in New York City. Management is presenting the Company’s five-year growth strategy and its ambition to double sales and triple profit by 2035.
After more than four decades of building the global supply network, infrastructure and customer capabilities behind its category leadership, Mission is entering a new chapter focused on generating more growth, earnings and cash flow from its platform. The Company’s largest value-creation initiatives are already underway, including the integration of Calavo Growers, expansion of higher-margin Prepared Foods, and improved utilization of Mission’s asset base.
Management Comments
John Pawlowski, President and Chief Executive Officer of Mission, stated, “Mission was built to lead. Over more than 40 years, we built the modern avocado category and created a platform that would be difficult to replicate. Our next chapter is about fully leveraging that platform and compounding the value we deliver to shareholders by growing faster than our markets, expanding margins, converting more earnings into cash and deploying that cash with discipline.”
“Our growth opportunity is broad and compelling. U.S. avocado remains one of the most durable growth stories in food. International markets offer substantial consumption headroom. Prepared Foods extends our avocado leadership into a higher-margin, growing category, and mango gives us a capital-efficient path to develop the next fresh platform. With Calavo synergies and better utilization of the assets already in place, we believe Mission can become a larger, more productive and higher-return company.”
A Financial Framework Built to Compound
Mission’s five-year plan is built around four connected goals for long-term shareholder value creation:

    Organic sales growth: Grow faster than the markets the Company serves, supporting mid-single-digit organic sales growth over the five-year period.
    Margin expansion: Expand margins by approximately 300 basis points over five years through improved portfolio mix, Calavo synergies, SG&A leverage and greater asset utilization.
    Cash conversion: Convert more than 90% of Adjusted Net Income into free cash flow over time.
    Disciplined capital allocation: Invest in the core business, reduce net leverage (total debt less cash) below 1.5 times Adjusted EBITDA, pursue disciplined M&A and execute opportunistic share repurchases.
Together, these initiatives are expected to support high-single-digit organic Adjusted EBITDA growth over the five-year period. Combined with disciplined M&A and opportunistic share repurchases, the framework is designed to support high-single-digit to double-digit annual shareholder returns over time.
Calavo Integration Progressing
Mission has pooled supply, closed the Temecula operation and established its future-state U.S. distribution footprint. The Company is now advancing network and systems transitions, and will be followed by the integration of remaining operations, including Mexico packing and Prepared Foods.
As announced in its fiscal third quarter 2026 earnings release, Mission increased its annualized synergy target from at least $25 million to more than $30 million. The Company expects a small contribution in the fourth quarter of fiscal 2026 and continues to target the full annualized run rate within 18 months of closing.
Disciplined Capital Allocation
Mission’s capital-allocation priorities are to invest in the core business, reduce net leverage below 1.5 times Adjusted EBITDA, pursue M&A where strategic fit and returns are compelling, and repurchase shares opportunistically. The Company currently has a $100 million share-repurchase authorization, which provides meaningful flexibility.
Bryan Giles, Chief Financial Officer of Mission, stated, “Mission is entering a financially compelling stage, with the majority of the heavy investment required to build our platform behind us and the Calavo acquisition adding scale, new capabilities and a meaningful synergy opportunity.”
“Our five-year framework is designed to grow earnings faster than sales and convert more of those earnings into cash. That should give us greater capacity to reduce leverage, fund high-return growth and return capital when it creates attractive value for shareholders.”
Fiscal 2026 Outlook Reaffirmed
Mission is reaffirming its previously provided outlook for the second half and fourth quarter of fiscal 2026:

    Second-half fiscal 2026 Adjusted EBITDA of $84 million to $88 million, including fourth-quarter Adjusted EBITDA of $52 million to $55 million; and
    Mission Peru exportable volume of 120 million to 130 million pounds in the second half, including 67 million to 77 million pounds in the fourth quarter.
Webcast Information
The 2026 Investor Day will be webcast live beginning at 10:00 a.m. ET today. The webcast, along with the presentation materials, will be accessible in the News & Events section of the Company’s investor relations website at https://investors.missionproduce.com. A replay will be available on the same site following the event.
Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income” and “Free Cash Flow.” Management believes these measures provide useful information for analyzing the underlying business results. These measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures by generally accepted accounting principles.
Adjusted EBITDA refers to net income before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, other income (expense), and income (loss) from equity method investees, further adjusted by asset impairment and disposals, farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction advisory costs, and any special, non-recurring, or one-time items such as remeasurements or impairments, and any portion of these items attributable to the noncontrolling interest. Segment adjusted EBITDA refers to, with respect to the applicable segment, net income (loss), before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, other income (expense), and income (loss) from equity method investees, further adjusted by asset impairment and disposals, farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction advisory and integration costs, amortization of inventory adjustments recognized from business combinations, and any special, non-recurring, or one-time items such as remeasurements or impairments, and any portion of these items attributable to the noncontrolling interest.
Adjusted Net Income refers to net income attributable to Mission Produce, before stock-based compensation expense, unrealized gain (loss) on derivative financial instruments, foreign currency gain (loss), farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction advisory and integration costs, amortization of inventory adjustments and intangible asset recognized from business combinations, further adjusted by any special, non-recurring, or one-time items such as remeasurement, impairment or discrete tax charges that are distortive to results, and tax effects of these items, if any, and the tax-effected impact of these non-GAAP adjustments attributable to noncontrolling interest, allocable to the noncontrolling owners based on their percentage of ownership interest.
Free cash flow refers to cash flow from operations minus capital expenditures.

We have not reconciled our forward-looking non-GAAP financial measures to the most directly comparable GAAP measures in reliance on the "unreasonable efforts" exception in Item 10(e)(1)(i)(B) of Regulation S-K. These measures include our fiscal 2026 Adjusted EBITDA outlook, our fiscal 2035 Adjusted EBITDA ambition, our Adjusted EBITDA growth target, our Free Cash Flow Conversion target and our Net Debt to Adjusted EBITDA target. We cannot provide these reconciliations without unreasonable efforts because we cannot predict with reasonable certainty the amount or timing of certain items. These items include stock-based compensation, unrealized gains and losses on derivative financial instruments, foreign currency gains and losses, asset impairments and disposals, transaction advisory and integration costs and income taxes. They are inherently uncertain, depend on factors outside our control and could be material, individually or in the aggregate, to our GAAP results.
About Mission Produce, Inc.
Mission Produce is a global leader in the worldwide fresh produce industry and the world’s premier supplier of fresh Hass avocados, serving retail, wholesale, and foodservice customers in more than 25 countries. Since 1983, Mission has been dedicated to sourcing, producing, and distributing avocados, building one of the most integrated and diversified avocado supply networks in the world. While avocados remain at the core of its business, Mission also markets and distributes mangos, tomatoes, papayas, value-added prepared foods, including guacamole, and grows blueberries as part of its diversified portfolio. The Company is vertically integrated and has sourcing capabilities across 20+ premium growing regions. With a global distribution network spanning North America, Europe, the United Kingdom, and China, Mission provides a reliable year-round supply of premium products and value-added services, including ripening, bagging, custom packing, and logistics management. For more information, visit www.missionproduce.com.
Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our anticipated future performance, anticipated synergies related our completed acquisition of Calavo, the anticipated future performance of Calavo, and our short-term and long-term assumptions, goals and targets. Many of these assumptions relate to matters that are beyond our control and changing rapidly. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including: reliance on primarily one main product, limitations regarding the supply of fruit, either through purchasing or growing; ; the risks that the businesses of Mission Produce and Calavo will not be integrated successfully or that the integration will be more costly or difficult than expected; the risk that the cost savings and any other synergies from the completed acquisition of Calavo may not be fully realized or may take longer to realize than expected; the risk of underperformance of Calavo’s business; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk of adverse reactions or changes to business or employee relationships resulting from the completion of the acquisition of Calavo; fluctuations in the market price of fruit; increasing competition; risks associated with doing business internationally, including Mexican and Peruvian economic, political and/or societal conditions; inflationary pressures; establishment of sales channels and geographic markets; loss of one or more of our largest customers; general economic conditions or downturns; supply chain failures or disruptions; disruption to the supply of reliable and cost-effective transportation; failure to recruit or retain employees, poor employee relations, and/or ineffective organizational structure; inherent farming risks, including climate change; seasonality in operating results; failures associated with information technology infrastructure, system security and cyber risks; new and changing privacy laws and our compliance with such laws; food safety events and recalls; failure to comply with laws and regulations; changes to trade policy and/or export/import laws and regulations; risks from business acquisitions, if any; lack of or failure of infrastructure; material litigation or governmental inquiries/actions; failure to maintain or protect our brand; changes in tax rates or international tax legislation; risks associated with global conflicts; inability to accurately forecast future performance; the viability of an active, liquid, and orderly market for our common stock; volatility in the trading price of our common stock; concentration of control in our executive officers, and directors over matters submitted to stockholders for approval; limited sources of capital appreciation; significant costs associated with being a public company and the allocation of significant management resources thereto; reliance on analyst reports; failure to maintain proper and effective internal control over financial reporting; restrictions on takeover attempts in our charter documents and under Delaware law; the selection of Delaware as the exclusive forum for substantially all disputes between us and our stockholders; risks related to restrictive covenants under our credit facility, which could affect our flexibility to fund ongoing operations, uses of capital and strategic initiatives, and, if we are unable to maintain compliance with such covenants, lead to significant challenges in meeting our liquidity requirements and acceleration of our debt; and other risks and factors discussed from time to time in our Annual and Quarterly Reports on Forms 10-K and 10-Q, the “Risk Factors” in our Proxy Statement/Prospectus dated March 20, 2026 (the “Proxy Statement/Prospectus”), and in our other filings with the Securities and Exchange Commission. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.
Contacts
Investor Relations
Andrew Pearson
Vice President Investor Relations and Strategy
Mission Produce, Inc.
apearson@missionproduce.com

Media
Jenna Aguilera
Director of Communications
Mission Produce, Inc.
press@missionproduce.com